Exhibit 10.31

**Confidential portions have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission (the “Commission”)**

AGREEMENT

This Agreement (the “Agreement”) is entered into as of June 3, 2016 (the “Effective Date”) between Hefei Tianhui Incubator of Technologies Co., Ltd., a corporation organized and existing under the laws of the People’s Republic of China (“PRC”) and having its principal place of business at No. 199 Fanhua Road, Heifei, Anhui, China (“HTIT”), and Oramed Ltd., a company organized and existing under the laws of the State of Israel and having a principal place of business at 2/4 Hi-Tech Park, PO Box 39098, Jerusalem, 91390, Israel (“Oramed”). HTIT and Oramed are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Whereas, Oramed and HTIT entered into that certain Amended and Restated Technology License Agreement dated December 21, 2015 (the “License Agreement”); and

Whereas, pursuant to the License Agreement, Oramed undertook to ensure that HTIT receives certain support and services to enable HTIT to manufacture ORMD-0801 (the “Product”) and, for this purpose, Oramed undertook, inter alia, to enter into an agreement with SwissCaps AG (“SwissCaps”) pursuant to which Swisscaps would be involved in the transfer of certain manufacturing know-how to HTIT; and

Whereas, Oramed and HTIT have agreed that part of the aforementioned transfer of manufacturing know-how concerning, primarily, scale-up/development work, will now be undertaken by Xertecs GmbH (“Xertecs”), as further described below, while the primary focus of SwissCaps’ know-how transfer activities will be related to the performance of QbD work; and

Whereas, Xertecs and Oramed have entered into a Services Agreement of even date herewith, a copy of which is attached hereto as Exhibit A, (the “Xertecs Services Agreement”) pursuant to which XERTECS agreed to collaborate with Oramed to ensure that the required support and services are provided to HTIT to enable HTIT to manufacture the Product at HTIT’s facilities (the “Xertecs Services”); and

Whereas, the Parties desire (i) to make certain amendments to the License Agreement to reflect the involvement of Xertecs in the aforementioned transfer of know-how to HTIT, and (ii) to set out certain additional matters regarding their respective activities and obligations in connection with the implementation of the Xertecs Services;

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

Article 1
AMENDMENT TO LICENSE AGREEMENT AND ACKNOWLEDGMENT

1.1       Amendment. For the sake of good order and to reflect the involvement of Xertecs in the transfer of certain manufacturing know-how to HTIT which Oramed and HTIT initially understood would be performed solely by SwissCaps, as contemplated in the License Agreement, the Parties hereby replace Exhibit F3 in the License Agreement with the Exhibit C in this Agreement. Except as expressly set out above, the License Agreement shall remain in full force and effect without amendment.

1.2       Acknowledgment. HTIT hereby acknowledges that it has reviewed the Xertecs Services Agreement and consents to Oramed engaging Xertecs to provide the Xertecs Services in accordance with the terms thereof. However, both parties agree that it is the sole responsibility of Oramed to supervise and manage Xertec’s performance of its obligations under the Xertecs Services Agreement. A direct loss caused to HTIT due to a material breach by Oramed of the Xertecs Services Agreement shall be borne by Oramed.

Article 2
ORAMED’s RESPONSIBILITIES

2.1       Oramed’s Responsibilities. In the context of the contemplated transfer of know-how from Xertecs to HTIT, Oramed undertakes to perform the following activities:

(a)       Performance of analytical lab tech transfer

(b)       Drug packaging tech transfer

(c)       Preparation and delivery of the soft gel QbD (“Swiss Caps QbD Agreement” a copy of which is attached hereto as Exhibit B)

(d)       Establishment of mini pilot plant for soft gel capsule manufacturing: Oramed will be responsible for setting up a mini-pilot plant for soft gel capsule manufacturing in accordance with the work-plan. It is hereby clarified and agreed that the budget will be funded by the Oramed and HTIT in accordance with the allocation set out in line items 50 through 57 of Exhibit C of the License Agreement. For clarity, the cost of Xertecs in supporting setting up of the mini-pilot plant and final commercial scale plant, and the expenses of Oramed and its subcontractors incurred during the associated technology transfer and services will be borne by Oramed.

2.2       Designated Personnel. Oramed also undertakes to procure from Xertecs a Memorandum of Understanding outlining the designated personnel

2.3       Notice of Termination. Pursuant to Section 7.3 of the Xertecs Services Agreement, Oramed will provide notice of termination to HTIT within the applicable notice period. Oramed agrees that any direct loss caused to HTIT by such termination, shall be borne by Oramed. Oramed has rights of recovery and subrogation after paying compensation for such loss to HTIT. For clarity, should Oramed and HTIT mutually agree to terminate the Xertecs Services Agreement then no compensation shall be due to HTIT.

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Article 3
HTIT’s RESPONSIBILITIES

3.1       HTIT’s Responsibilities. In the context of the contemplated transfer of know-how from Xertecs to HTIT, HTIT undertakes to perform the following activities:

(a)       Timely Performance. In accordance with its Pre-Commercialization and Commercialization obligations under the License Agreement, HTIT shall perform its obligations to design, establish and qualify adequate pharmaceutical manufacturing facilities to meet applicable GMP requirements for the manufacture of the Product at its facilities in the PRC all in a timely manner and in accordance with the agreed timelines and work plan.

(b)       Notification of Delay. Without derogating from the obligation set out in Section 3.1(a), in the event that HTIT becomes aware of a delay in the schedule for designing, establishing and qualifying adequate pharmaceutical manufacturing facilities to meet applicable GMP requirements for the installation of appropriate manufacturing and processing equipment for the manufacture of the Product at its facilities in the PRC, HTIT shall immediately inform Oramed of such delay in writing and shall indicate in such notice to Oramed (i) the reasons for the delay, (ii) the proposed course of remedial action to be undertaken, and (iii) the anticipated time needed for completing such work.

(c)       Work Plan under the Xertecs Services Agreement. With respect to those matters, work tasks and activities set out in Annex 2 of the Xertecs Services Agreement that require HTIT’s involvement, Oramed will consult with HTIT in order to obtain HTIT’s input. Should HTIT fail to respond in 20 calendar days to Oramed’s request for HTIT’s input, HTIT hereby expressly agrees that it will accept the decision of Oramed and Xertecs with respect to such matters, work tasks and activities, provided that such decision (A) is reasonable and made in good faith, and (B) is not reasonably expected to cause unreasonable loss of HTIT. If HTIT disagrees with the abovementioned decision on the basis of either (A) or (B), HTIT shall immediately (but not later than 15 calendar days from the date such decision is made) provide a written statement to this effect to Oramed with reasons for such disagreement. In the event that HTIT does not provide such written statement within such 15 calendar day period, HTIT hereby waives all claims against Oramed and Xertecs with respect to such decision.

3.2       General. In addition, HTIT shall cooperate in good faith with and provide reasonable assistance and support to Oramed and Xertecs, including by providing access to HTIT’s facilities, in order to ensure the proper implementation and performance of the Xertecs Services Agreement.

Article 4
INFORMATION EXCHANGE AND INTELLECTUAL PROPERTY

4.1       Steering Committee. HTIT acknowledges that pursuant to the Xertecs Services Agreement, Oramed and Xertecs agreed to establish a steering committee (the “Steering Committee”) to oversee the implementation of the Project (as such term is defined in the Xertecs Services Agreement), engage in regular Project overview and discuss issues that may arise during such implementation. As per agreement of Oramed and Xertecs, HTIT shall be entitled to appoint representatives to the Steering Committee who may participate in all discussions regarding the implementation of the Project to allow for the efficient flow of information among the parties. The Steering Committee shall be composed of one or two representatives from each of Oramed, HTIT and Xertecs. Decisions of the Steering Committee shall require unanimous approval by all member of the Committee, (it being clarified that each of Oramed, HTIT and Xertecs shall have one vote only, regardless of the actual number of representatives they appoint to the Steering Committee).

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4.2       Intellectual Property. The parties acknowledge that, pursuant to Section 5.1 of the Xertecs Services Agreement, all Results (as such term is defined in the Xertecs Services Agreement) generated through the provision of the Xertecs Services, and all intellectual property rights related thereto and subsisting therein, shall become the exclusive property of Oramed. Oramed hereby agrees that such Results shall be included within the definition of Oramed Know-How, Oramed Inventions, or Joint Inventions (as per the License Agreement), depending on the way such results are generated.

4.3        Completion of the Oramed Xertecs Service Agreement shall be defined as (1) the transfer of all relevant documents relating to the capsule manufacturing as listed in Exhibit C (Task ID #18) and G of the Technology License Agreement and (2) the successful manufacturing and release against predefined specifications of [THE CONFIDENTIAL PORTIONS HAVE BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION] batches of soft gel capsules in the final scale (up to [THE CONFIDENTIAL PORTIONS HAVE BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION] capsules per batch) plant as outlined in the Oramed Xertecs Service Agreement (Task ID #56 in Exhibit C and Milestone 3 and 4 in Exhibit F3 of the Technology License Agreement).

Article 5
Miscellaneous

5.1       Termination and Amendment. This Agreement shall remain in force until completion of the Oramed Xertecs Service Agreement as per Section 4.3. Any material amendments to the Xertecs Services Agreement, including changes to the Designated Personnel, shall require HTIT’s consent, not to be unreasonably withheld, conditioned or delayed. The termination of this Agreement before the XERTECS Services Agreement is fully performed does not relieve Oramed of its obligations under the License Agreement to provide for the transfer of relevant technology for the manufacture of Product capsules.

5.2       Disputes. Disputes, should any arise, between Oramed and HTIT with respect to this Agreement will follow the resolution procedures in the License Agreement.

5.3       Force Majeure. A Party shall be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by force majeure and the non-performing Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the non-performing Party takes reasonable efforts to remove the condition. For purposes of this Agreement, force majeure shall include conditions beyond the reasonable control of the non-performing Party, including an act of God or terrorism, involuntary compliance with any regulation, law or order of any government, war, civil commotion, epidemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe. Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a force majeure affecting such Party. If a force majeure event persists for more than 90 days, then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such force majeure.

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5.4       Notices. Any notice required or permitted to be given under this Agreement shall be in writing, shall specifically refer to this Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section, and shall be deemed to have been sufficiently given for all purposes when received, if in writing and personally delivered, one (1) day following facsimile or email transmission (receipt verified) or two (2) days following overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below.

If to Oramed:	Oramed Ltd.

 2/4 Hi-Tech Village

PO Box 39098

Jerusalem, 91390, Israel

Attention: Chief Executive Officer

With a copy to: Chief Financial Officer

Fax: +972 (2) 566-0004

Email:yifat@oramed.com

If to HTIT:	Hefei Tianhui Incubator of Technologies Co., Ltd.

No. 199 Fanhua Road, Heifei, Anhui, China

Attention: Ms. Coco Lee

Fax: +86-551-6384-9089

Email: lixiaopeng@htbt.com.cn

5.5       Further Actions. Both Parties agree to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

5.6       Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

5.7       No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

5.8       English Language. This Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Agreement. To the extent this Agreement requires a Party to provide to the other Party Information, correspondence, notice or other documentation, such Party shall provide such Information, correspondence, notice or other documentation in the English language.

5.9       Counterparts. This Agreement may be executed in one or more counterparts by original or facsimile signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.10     Exhibits. The following exhibits, attached hereto, form an integral part hereof:

Exhibit A: Xertecs Services Agreement

Exhibit B: Swiss Caps Agreement

[Remainder of page left intentionally blank. Signature page follows immediately.]

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[Signature page]

In Witness Whereof, the Parties have executed this Agreement in duplicate originals by their duly authorized officers as of the Execution Date.

Oramed Ltd.		Hefei Tianhui Incubator of Technologies Co., Ltd.

By:	/s/ Nadav Kidron	By:	/s/ Gao Xiao Ming
Name:	Nadav Kidron	Name:	Gao Xiao Ming
Title:	Chief Executive Officer	Title:	Chairman

Oramed Pharmaceuticals Inc.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	Chief Executive Officer

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Exhibit A

Xertecs Services Agreement

[Exhibit 10.33 to Form 10-K for the fiscal year ended August 31, 2016]

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Exhibit B

Swiss Caps QbD Agreement

[THE CONFIDENTIAL PORTIONS HAVE BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION]

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Exhibit C

Amended Exhibit F3 of the Technology License Agreement

Upon the Satisfaction of Milestones for the Services Agreement

1	USD 4,000,000	[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]
2	USD 2,000,000	[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]
3	USD 2,000,000	[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]
4	USD 8,000,000	[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]
5	USD 1,000,000	[THE CONFIDENTIAL PORTION HAS BEEN SO OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION]

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